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                                                                   EXHIBIT 10.48

                                                        BLACKED-OUT TEXT OMITTED
                                                          AND SEPARATELY FILED
                                                        WITH THE SECURITIES AND
                                                          EXCHANGE COMMISSION

                                  Amendment Three

           To that certain Purchase Agreement dated October 22, 1992 between Federal Express Corporation and Postal Air, Inc.


This Amendment to Purchase Agreement (the "Amendment") is entered into by and between Federal Express Corporation ("Federal") and Postal Air, Inc. ("Buyer") and amends the Purchase Agreement dated as of October 22, 1992 (and as amended by Amendments One and Two dated November 17, 1992 and February 1993 respectively, the "Purchase Agreement") by and between Federal and Buyer. Terms capitalized herein which are not otherwise defined in this Amendment shall have the meanings set forth for such terms as provided in the Purchase Agreement unless the context clearly requires otherwise.

                                    RECITALS


1. Federal and Buyer entered into the Purchase Agreement, which specifies the purchase of Ten (10) Aircraft Kits from Federal by Buyer;

2. As a result of a federal district decision negating and voiding the award by the United States Postal Service to Buyer of a material contract, Buyer shall be unable to take delivery of the Aircraft Kits;

3. Federal and Buyer desire to amend the Purchase Agreement to reflect their agreement with respect to Buyer's inability to perform under the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing, and subject to the conditions set forth herein, the parties hereto agree as follows:


     1. Exhibit C to the Purchase Agreement shall be replaced in its entirety with the following:

          A. Buyer shall have the option to take delivery of one (1) Lightweight Aircraft Kit between January 1, 1994 and December 31, 1994. Buyer shall provide Federal with a minimum of 210 days notice of the date delivery of the Kit is desired.

          B. Federal and Buyer agree to determine the Aircraft serial number for each kit not later than Sixty (60) days prior to the negotiated delivery dates. Buyer acknowledges its understanding that the normal FAA processing time for the Aircraft Flight Manual Supplements is 30-60 days and that Federal shall not be liable for any delays resulting from not receiving the above referenced information at least 60 days prior to the negotiated Kit delivery dates.



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                                                        BLACKED-OUT TEXT OMITTED
                                                          AND SEPARATELY FILED
                                                        WITH THE SECURITIES AND
                                                          EXCHANGE COMMISSION

     2.   Exhibit D, Paragraph I is replaced in its entirety with the following:

          The Purchase Price for the manufacture and delivery of one (1) Lightweight Kit in 1994 shall be [BLACKOUT] for each 727-100 Lightweight Kit and [BLACKOUT] for each 727-200 Lightweight Kit. In the event Buyer provides the double chamfer-cut C-1 fan blades required for the Installation, Federal shall provide to Buyer a credit in the amount of [BLACKOUT] for each engine so installed.


     3. Exhibit D, Paragraph II is replaced in its entirety with the following:

          A. In consideration of Federal's release of Buyer from its obligations to purchase ten (10) Aircraft Kits, and for the payment of damages incurred by Federal in connection with such release, Buyer shall pay to Federal not later than June 18, 1993 a termination fee of Three Hundred Thousand Dollars U.S. ($300,000), which may, in the event Buyer exercises its option to purchase the Kit, be applied toward the Purchase Price of the Kit. The balance of the Purchase Price for the Kit shall be due at Delivery. In the event Buyer does not exercise its option to take delivery of the Kit, as indicated in Exhibit C, Federal shall retain the termination fee and the Parties shall have no further obligation to one another with respect to the Purchase Agreement.

          B. All payments shall be made by wire transfer in immediately available U.S. funds to the account of Federal Express Corporation, account number 0710784, at Union Planters National Bank (ABA number 084000084).

     4.   Exhibit D, Paragraph III shall be deleted in its entirety.

     5.   Exhibit D, Paragraph IV shall be renumbered as Paragraph III.

     6. The execution and delivery of this Amendment by Federal is expressly conditioned upon the delivery of the $300,000 termination fee referred to in Paragraph 3 above within the time frame set forth in such paragraph. In the event such termination fee is not timely paid, this Amendment shall be null and void, ab initio.



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     7.   Except as otherwise specified in this Amendment, all terms and conditions of the Purchase Agreement shall remain in full effect.


IN WITNESS WHEREOF, the Parties have signed this Amendment to this 11th day of June, 1993.



     APPROVED                          FEDERAL EXPRESS CORPORATION
 AS TO LEGAL FORM                      ("Federal")
/s/ CSB  6/11/93
- ------------------                     By:    JAMES R. PARKER
 LEGAL DEPARTMENT                         ----------------------------

                                       Name:  James R. Parker
                                       -------------------------------

                                       Title: Vice President
                                       -------------------------------

                                       POSTAL AIR, INC.
                                       ("Buyer")

                                       By:    TILMON J. REEVES
                                          -----------------------------

                                       Name:  Tilmon J. Reeves
                                       --------------------------------

                                       Title: President
                                       --------------------------------
                                                         SIGNED 6/18/93

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